UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 10, 2024

Date of Report (Date of earliest event reported)

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa
Suite 105
La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 240-1200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On December 10, 2024, Yu (Katherine) Xu, Ph.D., tendered her resignation from the Board of Directors (the “Board”) of Equillium, Inc. (the “Company”) and the Audit Committee of the Board (the “Audit Committee”), effective immediately. Dr. Xu’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 11, 2024, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed Barbara Troupin, M.D., as a member of the Company’s Audit Committee to fill the vacancy created by Dr. Xu’s resignation. The Audit Committee is now composed of Martha Demski (Chair), Bala Manian, Ph.D., and Dr. Troupin.

(d)

On December 11, 2024 (the “Appointment Date”), the Board, upon recommendation of the Nominating Committee, appointed Peter Colabuono as a Class II director of the Company, with a term of office expiring at the 2026 annual meeting of stockholders, to fill the vacancy created by Dr. Xu’s resignation. There are no arrangements or understandings between Mr. Colabuono and any other person pursuant to which Mr. Colabuono was selected as a director. In addition, there are no transactions in which Mr. Colabuono has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”), Mr. Colabuono (i) will receive an annual cash retainer of $42,000 for service as a member of the Board and (ii) was granted on the Appointment Date, an option to purchase 40,000 shares of common stock, which vests monthly over a three-year period from the date of grant. The Compensation Policy also provides for further automatic annual option grants to purchase 20,000 shares of common stock on the date of each annual meeting of stockholders, which will vest in equal monthly installments over the 12 months following the date of grant. Each of the option grants described above will vest in full in the event of a change in control (as defined in the Company’s 2018 Equity Incentive Plan) provided Mr. Colabuono remains in continuous service with the Company as of immediately prior to such change in control. Mr. Colabuono has entered into the Company’s standard form of Indemnification Agreement for directors of the Company.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUILLIUM, INC.

Date: December 12, 2024	By:	/s/ Bruce D. Steel
	Name:	Bruce D. Steel
	Title:	President and Chief Executive Officer